Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

MERCANTILE BANKSHARES CORPORATION

                 , 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1. To approve the merger of Mercantile Bankshares Corporation with and into The PNC Financial Services Group, Inc. on the terms set forth in the Agreement and Plan of Merger, dated as of October 8, 2006, by and between The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation, as it may be amended from time to time.

		☐	☐	☐

2. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Merger.

		☐	☐	☐

The undersigned acknowledges receipt of the notice of special meeting of stockholders and the proxy statement dated _________ __.____ and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MERCANTILE BANKSHARES CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                  , 2007.

The undersigned, revoking any proxy previously given with respect to the matters covered hereby, hereby appoints Edward J. Kelly, III and John L. Unger, or either of them, with full power of substitution in each, attorneys and proxies to vote all shares of common stock, $2.00 par value per share, of the undersigned in Mercantile Bankshares Corporation, at the special meeting of stockholders to be held on                  , 2007, at     :     a.m., local time, at                                            ,              ,                       and at any and all adjournments or postponements thereof (the “Special Meeting”), as indicated on the reverse side.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2 and according to the discretion of the proxy holders on any other matters that may properly come before the Special Meeting.

YOUR VOTE IS IMPORTANT!

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

MERCANTILE BANKSHARES CORPORATION

                 , 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR	AGAINST	ABSTAIN

1.      To approve the merger of Mercantile Bankshares Corporation with and into The PNC Financial Services Group, Inc. on the terms set forth in the Agreement and Plan of Merger, dated as of October 8, 2006, by and between The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation, as it may be amended from time to time.

☐	☐	☐

2.      To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Merger.

☐	☐	☐

The undersigned acknowledges receipt of the notice of special meeting of stockholders and the proxy statement dated _________ __.____ and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.